Exhibit 99.1

Paycor Announces First Quarter Fiscal Year 2024 Financial Results

•Q1 Total revenues of $143.6 million, an increase of 21% year-over-year, while expanding margins

•Q1 Recurring revenue of $132.7 million, an increase of 16% year-over-year

•FY’24 revenue guidance of $648 - $654 million, an increase of 18% year-over-year at the top end of the range

CINCINNATI – November 8, 2023 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the first quarter fiscal year 2024, which ended September 30, 2023.

“We had a strong start to the year driven by a continued healthy demand environment for our modern HCM solution that powers people and performance,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “We are delivering compelling value, empowering leaders to enhance business decisions, attract and retain top talent, and achieve their organizational objectives.”

“During the first quarter, we continued to invest in differentiating our platform while expanding margins over 200 basis points year-over-year, demonstrating the scalability of our business model. We see a significant opportunity to invest in additional solutions that will increase the value of our HCM suite to our customers and increase our future PEPM opportunity.”

First Quarter Fiscal Year 2024 Financial Highlights

•Total revenues were $143.6 million, compared to $118.3 million for the first quarter of fiscal year 2023.

•Operating loss was $23.4 million, compared to $33.4 million for the first quarter of fiscal year 2023.

•Adjusted operating income* was $15.9 million, compared to $10.4 million for the first quarter of fiscal year 2023.

•Net loss was $20.6 million, compared to $29.1 million for the first quarter of fiscal year 2023.

•Adjusted net income* was $12.8 million, compared to $8.2 million for the first quarter of fiscal year 2023.

*Adjusted operating income and adjusted net income are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

First Quarter and Recent Business Highlights

•Unveiled an Embedded HCM Solution, enabling technology partners to integrate Paycor’s award-winning HCM suite into their software platforms. Our industry-leading interoperability engine expands our go to market approach and the mutually beneficial business model provides a premium HCM offering in the market for technology partners.

•Introduced a generative AI Analytics Digital Assistant, powered by Visier. The innovative offering empowers leaders to quickly and easily consume people-focused analytics in a conversational chat interface.

Business Outlook

Based on information as of today, November 8, 2023, Paycor is issuing the following financial guidance:

Second Quarter Ending December 31, 2023:

•Total revenues in the range of $154.5 - $156.5 million.

•Adjusted operating income* in the range of $19.5 - $20.5 million.

Fiscal Year Ending June 30, 2024:

•Total revenues in the range of $648 - $654 million.

•Adjusted operating income* in the range of $102 - $106 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, November 8, 2023, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13736725. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need: a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties; the ongoing effects of inflation, supply chain disruptions, labor shortages and other adverse macroeconomic conditions in the market in which we and our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expense, and other certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense and other certain corporate expenses, (viii) adjusted net income as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, stock-based compensation expense, gain or loss on the extinguishment of debt, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

Other certain corporate expenses presented include one-time costs related to secondary offerings, restructuring costs, professional, consulting and other costs, transaction expenses and other costs and costs associated with the implementation of a new enterprise-resource planning system.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income, diluted net income per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2023	June 30, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$54,277	$95,233
Accounts receivable, net	34,736	30,820
Deferred contract costs	58,963	54,448
Prepaid expenses	13,196	10,448
Other current assets	6,630	2,581
Current assets before funds held for clients	167,802	193,530
Funds held for clients	1,033,180	1,049,156
Total current assets	1,200,982	1,242,686
Property and equipment, net	37,722	34,573
Operating lease right-of-use assets	15,921	16,834
Goodwill	764,619	767,738
Intangible assets, net	234,773	260,472
Capitalized software, net	58,764	53,983
Long-term deferred contract costs	170,862	162,657
Other long-term assets	2,987	2,232
Total assets	$2,486,630	$2,541,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,340	$28,350
Accrued expenses and other current liabilities	21,032	24,119
Accrued payroll and payroll related expenses	23,575	43,858
Deferred revenue	13,096	13,083
Current liabilities before client fund obligations	78,043	109,410
Client fund obligations	1,038,327	1,053,926
Total current liabilities	1,116,370	1,163,336
Deferred income taxes	14,374	18,047
Long-term operating leases	15,203	16,061
Other long-term liabilities	71,268	70,047
Total liabilities	1,217,215	1,267,491
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 177,104,017 shares outstanding at September 30, 2023 and 176,535,236 shares outstanding at June 30, 2023	177	177
Treasury stock, at cost, 10,620,260 shares at September 30, 2023 and June 30, 2023	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at September 30, 2023 and June 30, 2023	—	—
Additional paid-in capital	2,027,863	2,011,194
Accumulated deficit	(510,091)	(489,495)
Accumulated other comprehensive loss	(3,460)	(3,118)
Total stockholders' equity	1,269,415	1,273,684
Total liabilities and stockholders' equity	$2,486,630	$2,541,175

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended
	September 30,
	2023	2022
Revenues:
Recurring and other revenue	$132,708	$114,169
Interest income on funds held for clients	10,880	4,134
Total revenues	143,588	118,303
Cost of revenues	51,378	43,185
Gross profit	92,210	75,118
Operating expenses:
Sales and marketing	52,778	48,195
General and administrative	48,749	47,911
Research and development	14,055	12,402
Total operating expenses	115,582	108,508
Loss from operations	(23,372)	(33,390)
Other (expense) income:
Interest expense	(1,244)	(1,087)
Other	931	445
Loss before benefit for income taxes	(23,685)	(34,032)
Income tax benefit	(3,089)	(4,980)
Net loss	$(20,596)	$(29,052)
Basic and diluted net loss per share	$(0.12)	$(0.17)
Weighted average common shares outstanding:
Basic and diluted	176,953,395	175,512,577

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(20,596)	$(29,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,511	1,200
Amortization of intangible assets and software	34,183	29,676
Amortization of deferred contract costs	14,366	10,028
Stock-based compensation expense	12,915	16,951
Deferred tax benefit	(3,098)	(5,000)
Bad debt expense	1,291	562
Loss on sale of investments	61	47
Loss on foreign currency exchange	184	424
(Gain) loss on lease exit	(144)	509
Naming rights accretion expense	1,030	893
Other	23	23
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,228)	(2,450)
Prepaid expenses and other assets	(6,393)	(1,841)
Accounts payable	(7,877)	1,358
Accrued liabilities and other	(21,314)	(25,220)
Deferred revenue	43	(439)
Deferred contract costs	(27,086)	(21,770)
Net cash used in operating activities	(26,129)	(24,101)
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(22,542)	(247,927)
Proceeds from sale and maturities of client funds available-for-sale securities	23,652	143,107
Purchase of property and equipment	(1,435)	(331)
Acquisition of intangible assets	(12)	(4,713)
Internally developed software costs	(13,254)	(9,096)
Net cash used in investing activities	(13,591)	(118,960)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	(16,270)	(775,923)
Payment of capital expenditure financing	(3,689)	—
Repayments of debt and finance lease obligations	(266)	(70)
Withholding taxes paid related to net share settlements	(418)	(1,293)
Proceeds from exercise of stock options	—	345
Proceeds from employee stock purchase plan	4,172	4,300
Net cash used in financing activities	(16,471)	(772,641)
Impact of foreign exchange on cash and cash equivalents	1	(14)
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	(56,190)	(915,716)
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	879,046	1,682,923
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$822,856	$767,207
Supplemental disclosure of non-cash investing, financing and other cash flow information:

Capital expenditures in accounts payable	$11	$9
Cash paid for interest	$145	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$6,612
Capital lease asset obtained in exchange for capital lease liabilities	$3,393	$—
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$54,277	$98,161
Funds held for clients	768,579	669,046
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$822,856	$767,207

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022
Gross Profit*	$92,210	$75,118
Gross Profit Margin	64.2%	63.5%
Amortization of intangible assets	1,375	1,128
Stock-based compensation expense	1,595	2,210
Adjusted Gross Profit*	$95,180	$78,456
Adjusted Gross Profit Margin	66.3%	66.3%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.6 million and $0.4 million for the three months ended September 30, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $8.5 million and $6.4 million for the three months ended September 30, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of deferred contract costs of $8.1 million and $5.6 million for the three months ended September 30, 2023 and 2022, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022
Loss from Operations	$(23,372)	$(33,390)
Operating Margin	(16.3)%	(28.2)%
Amortization of intangible assets	25,710	23,270
Stock-based compensation expense	12,915	16,951
(Gain) loss on lease exit*	(144)	509
Corporate adjustments**	811	3,073
Adjusted Operating Income	$15,920	$10,413
Adjusted Operating Income Margin	11.1%	8.8%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs of $0.8 million. Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with a secondary offering completed in September 2022 (“September 2022 Secondary Offering”) of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022
Sales and Marketing expense	$52,778	$48,195
Amortization of intangible assets	(1,059)	(827)
Stock-based compensation expense	(4,318)	(7,434)
Adjusted Sales and Marketing expense	$47,401	$39,934
General and Administrative expense	$48,749	$47,911
Amortization of intangible assets	(23,276)	(21,315)
Stock-based compensation expense	(5,072)	(5,336)
Gain (loss) on lease exit*	144	(509)
Corporate adjustments**	(811)	(3,073)
Adjusted General and Administrative expense	$19,734	$17,678
Research and Development expense	$14,055	$12,402
Stock-based compensation expense	(1,930)	(1,971)
Adjusted Research and Development expense	$12,125	$10,431

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs of $0.8 million. Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with the September 2022 Secondary Offering of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million.

Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022
Net loss before benefit for income taxes	$(23,685)	$(34,032)
Amortization of intangible assets	25,710	23,270
Naming rights accretion expense	1,030	893
Stock-based compensation expense	12,915	16,951
(Gain) loss on lease exit*	(144)	509
Corporate adjustments**	811	3,073
Non-GAAP adjusted income before applicable income taxes	16,637	10,664
Income tax effect on adjustments***	(3,827)	(2,453)
Adjusted Net Income	$12,810	$8,211

Adjusted Net Income Per Share	$0.07	$0.05
Adjusted shares outstanding****	177,334,568	175,933,418

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months ended September 30, 2023 relate to costs associated with professional, consulting, and other costs of $0.8 million. Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with the September 2022 Secondary Offering of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million.
*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective tax rate of 23.0% for the three months ended September 30, 2023 and 2022, respectively.
**** The adjusted shares outstanding for the three months ended September 30, 2023 and 2022, respectively, are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended
(in thousands)	September 30, 2023	September 30, 2022
Net cash used in operating activities	$(26,129)	$(24,101)
Purchase of property and equipment	(1,435)	(331)
Internally developed software costs	(13,254)	(9,096)
Corporate adjustments*	811	3,073
Adjusted Free Cash Flow	$(40,007)	$(30,455)
Adjusted Free Cash Flow Margin	(27.9)%	(25.7)%

* Corporate adjustments for the three months ended September 30, 2023 relate to professional, consulting, and other costs of $0.8 million. Corporate adjustments for the three months ended September 30, 2022 relate to costs associated with the September 2022 Secondary Offering of $1.5 million, professional, consulting, and other costs of $1.0 million and transaction expenses and other costs of $0.6 million.